UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 10, 2025

ZOOMCAR HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40964	99-0431609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Anjaneya Techno Park, No. 147, 1st Floor Kodihalli, Bangalore, India	560008
(Address of principal executive offices)	(Zip Code)

+918048821871

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZCAR	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of Common Stock at a price of $571, subject to adjustment	ZCARW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 6, 2024, Zoomcar Holdings, Inc. (the “Company”) received a staff delist determination letter from the staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) as a result of the Company’s failure to maintain compliance with the market value of listed securities requirement for continued listing on the Nasdaq Global Market under Nasdaq Listing Rule 5450(b)(2)(A). On January 9, 2025, the Company presented a compliance plan to a Nasdaq Hearing Panel (the “Panel”). On January 23, 2025, the Company received a further notice from the Staff, notifying the Company that its failure to maintain compliance with the market value of publicly held shares requirement for continued listing on The Nasdaq Global Market as set forth in Nasdaq Listing Rule 5450(b)(2)(C) (“MVPHS”) serves as an additional basis for delisting the Company’s securities from Nasdaq. Shortly thereafter, the Company submitted to the Panel its plan of compliance with respect to the MVPHS deficiency.

On February 10, 2025, the Company received a letter from the Panel (the “Panel Decision Letter”) stating that, based on the information presented, the Panel has determined to grant the Company’s request for continued listing on Nasdaq, subject to the Company satisfying certain conditions, including transferring its listing to The Nasdaq Capital Market and demonstrating compliance with Nasdaq Listing Rule 5550(b)(1), which requires a stockholders' equity of at least $2.5 million for continued listing on The Nasdaq Capital Market (the “Equity Rule”), on or before March 31, 2025.

The Company is diligently working to satisfy the conditions set forth in the Panel Decision Letter, including applying to transfer the listing of its securities to The Nasdaq Capital Market on or before February 19, 205. However, there can be no assurance that the Company will be successful in meeting such conditions or that the Company will be able to maintain its listing on Nasdaq.

Forward-Looking Statements

This report contains forward-looking statements, including, but not limited to, the Company’s ability to satisfy the conditions set forth in the Panel Decision Letter. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, the Company may be unsuccessful in its application to transfer its listing to The Nasdaq Capital Market or maintaining its listing on The Nasdaq Capital Market, and the Company’s may not be able to demonstrate compliance with the Equity Rule. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. The Company undertakes no obligation to update any forward-looking statement in this report, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as inline XBRL)

#	Certain portions of this exhibit have been omitted because the omitted information is (i) not material and (ii) would likely cause competitive harm to the Company if publicly disclosed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 13, 2025	Zoomcar Holdings, Inc.

	By:	/s/ Hiroshi Nishijima
	Name:	Hiroshi Nishijima
	Title:	Chief Executive Officer

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